Exhibit 99.1

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

The following unaudited condensed consolidated pro forma financial statements are based on the historical financial statements of Validus Holdings, Ltd. (“Validus”) and IPC Holdings, Ltd. (“IPC”) and are intended to provide you with information about how the amalgamation of IPC with Validus Ltd., a wholly owned subsidiary of Validus, pursuant to the Agreement and Plan of Amalgamation dated July 9, 2009 between Validus, IPC and Validus Ltd., (the “Amalgamation”) might have affected the historical financial statements of Validus if it had been consummated at an earlier time. The following unaudited condensed consolidated pro forma financial information does not necessarily reflect the financial position or results of operations that would have actually resulted had the Amalgamation occurred as of the dates indicated, nor should it be taken as necessarily indicative of the future financial position or results of operations of Validus.

The unaudited condensed consolidated pro forma financial information should be read in conjunction with Validus’ Quarterly Report on Form 10-Q for the three months ended June 30, 2009 (the “Validus 10-Q”), Validus’ Annual Report on Form 10-K for the year ended December 31, 2008 (the “Validus 10-K”), IPC’s Quarterly Report on Form 10-Q for the three months ended June 30, 2009 (the “IPC 10-Q”) and IPC’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “IPC 10-K”), each as filed with the U.S. Securities and Exchange Commission (the “SEC”). The unaudited condensed consolidated pro forma financial information gives effect to the Amalgamation as if it had occurred at June 30, 2009 for the purposes of the unaudited consolidated pro forma balance sheet and at January 1, 2008 for the purposes of the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2008 and the six months ended June 30, 2009.

The following table presents unaudited condensed consolidated pro forma balance sheet data at June 30, 2009 (expressed in thousands of U.S. dollars, except share and per share data) giving effect to the Amalgamation as if it had occurred at June 30, 2009.

	Historical		Pro Forma
	Validus	Historical IPC	Purchase		Pro Forma
	Holdings, Ltd.	Holdings, Ltd.	adjustments	Notes	Consolidated

Assets
Fixed maturities, at fair value	$2,816,536	$1,706,461	$—		$4,522,997
Short-term investments, at fair value	323,940	—	—		323,940
Equity investments, at fair value	—	329,986	—		329,986
Cash and cash equivalents	390,090	272,049	(502,727)	3(a), 3(b), 4	159,412

Total investments and cash	3,530,566	2,308,496	(502,727)		5,336,335
Premiums receivable	679,189	244,737	(133)	3(e)	923,793
Deferred acquisition costs	145,615	26,634	—		172,249
Prepaid reinsurance premiums	87,798	4,851	(133)	3(e)	92,516
Securities lending collateral	166,496	—	—		166,496
Loss reserves recoverable	169,666	3,168	—		172,834
Paid losses recoverable	36,624	—	—		36,624
Accrued investment income	19,636	20,761	—		40,397
Income taxes recoverable	1,876	—	—		1,876
Intangible assets	125,136	—	—		125,136
Goodwill	20,393	—	—		20,393
Other assets	25,455	4,021	—		29,476

Total assets	$5,008,450	$2,612,668	$(502,993)		$7,118,125

Liabilities
Unearned premiums	$856,138	$248,797	$(133)	3(e)	$1,104,802
Reserve for losses and loss expense	1,311,935	320,322	—		1,632,257
Reinsurance balances payable	101,004	4,828	(133)	3(e)	105,699
Deferred taxation	22,163	—	—		22,163
Securities lending payable	168,923	—	—		168,923
Net payable for investments purchased	16,346	—	—		16,346
Accounts payable and accrued expenses	75,672	24,503	—		100,175
Debentures payable	304,300	—	—		304,300

Total liabilities	2,856,481	598,450	(266)		3,454,665

Shareholders’ equity
Common shares	13,327	562	9,062	3(a), 3(c), 3(d)	22,951
Additional paid-in capital	1,424,378	1,093,965	170,059	3(a), 3(c), 3(d)	2,688,402
Accumulated other comprehensive loss	(4,061)	(173)	173	3(d)	(4,061)
Retained earnings	718,325	919,864	(682,021)	3(a), 3(d), 3(f)	956,168

Total shareholders’ equity	2,151,969	2,014,218	(502,727)		3,663,460

Total liabilities and shareholders’ equity	$5,008,450	$2,612,668	$(502,993)		$7,118,125

Common shares outstanding	76,151,473	56,078,931	54,552,393		130,703,866
Common shares and common share equivalents outstanding	89,825,826	57,046,895	55,493,931		145,319,757
Book value per share	$28.26	$35.92		8	$28.03
Diluted book value per share	$26.08	$35.62		8	$26.64
Diluted tangible book value per share	$24.46	$35.62		8	$25.64

The following table sets forth unaudited condensed consolidated pro forma results of operations for the year ended December 31, 2008 (expressed in thousands of U.S. dollars, except share and per share data) giving effect to the Amalgamation as if it had occurred at January 1, 2008:

	Historical		Pro Forma
	Validus	Historical IPC	Purchase		Pro Forma
	Holdings, Ltd.	Holdings, Ltd.	adjustments	Notes	Consolidated

Revenues
Gross premiums written	$1,362,484	$403,395	$(251)	3(e), 5	$1,765,628
Reinsurance premiums ceded	(124,160)	(6,122)	251	3(e)	(130,031)

Net premiums written	1,238,324	397,273	—		1,635,597
Change in unearned premiums	18,194	(9,906)	—		8,288

Net premiums earned	1,256,518	387,367	—		1,643,885
Net investment income	139,528	94,105	(20,203)	3(b)	213,430
Realized gain on repurchase of debentures	8,752	—	—		8,752
Net realized (losses) gains on investments	(1,591)	49,290	—		47,699
Net unrealized (losses) gains on investments	(79,707)	(217,498)	—		(297,205)
Other income	5,264	65	—		5,329
Foreign exchange losses	(49,397)	(1,848)	—		(51,245)

Total revenues	1,279,367	311,481	(20,203)		1,570,645
Expenses
Losses and loss expense	772,154	155,632	—	6	927,786
Policy acquisition costs	234,951	36,429	—		271,380
General and administrative expenses	123,948	20,689	—		144,637
Share compensation expense	27,097	5,625	—		32,722
Finance expenses	57,318	2,659	—		59,977

Total expenses	1,215,468	221,034	—		1,436,502

Net income before taxes	63,899	90,447	(20,203)		134,143
Income tax expense	(10,788)	—	—		(10,788)

Net income	$53,111	$90,447	$(20,203)		$123,355
Preferred dividend and warrant dividend	6,947	14,939	(14,939)	3(g)	6,947

Net income available to common shareholders	$46,164	$75,508	$(5,264)		$116,408

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	74,677,903	52,124,034	54,426,286		129,104,189
Diluted	75,819,413	59,301,939	54,960,566		130,779,979
Basic earnings per share	$0.62	$1.45		7	$0.90

Diluted earnings per share	$0.61	$1.45		7	$0.89

The following table sets forth unaudited condensed consolidated pro forma results of operations for the six months ended June 30, 2009 (expressed in thousands of U.S. dollars, except share and per share data) giving effect to the Amalgamation as if it had occurred at January 1, 2008:

	Historical		Pro Forma
	Validus	Historical IPC	Purchase		Pro Forma
	Holdings, Ltd.	Holdings, Ltd.	adjustments	Notes	Consolidated

Revenues
Gross premiums written	$1,034,924	$362,159	$(265)	3(e), 5	$1,396,818
Reinsurance premiums ceded	(134,803)	(6,615)	265	3(e)	(141,153)

Net premiums written	900,121	355,544	—		1,255,665
Change in unearned premiums	(253,162)	(160,638)	—		(413,800)

Net premiums earned	646,959	194,906	—		841,865
Net investment income	53,735	43,145	(7,893)	3(b)	88,987
Net realized (losses) gains on investments	(26,071)	1,162	—		(24,909)
Net unrealized gains on investments	59,402	40,651	—		100,053
Other income	1,774	26	—		1,800
Foreign exchange gains (losses)	4,232	(1,467)	—		2,765

Total revenues	740,031	278,423	(7,893)		1,010,561
Expenses
Losses and loss expense	256,585	30,692	—	6	287,277
Policy acquisition costs	125,887	19,744	—		145,631
General and administrative expenses	95,130	40,513	(36,302)	3(b)	99,341
Share compensation expense	12,986	4,964	—		17,950
Finance expenses	18,475	383	—		18,858

Total expenses	509,063	96,296	(36,302)		569,057

Net income before taxes	230,968	182,127	28,409		441,504
Income tax benefit	1,502	—	—		1,502

Net income	$232,470	$182,127	$28,409		$443,006

Preferred dividend and warrant dividend	3,326	—	—	3(f)	3,326

Net income available to common shareholders	$229,144	$182,127	$28,409		$439,680

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	75,941,308	55,943,928	54,552,393		130,493,701
Diluted	79,022,355	55,954,235	54,997,854		134,020,209
Basic earnings per share	$3.02	$3.26		7	$3.37

Diluted earnings per share	$2.94	$3.25		7	$3.31

Validus Holdings, Ltd.

Notes To Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited)
(Expressed in thousands of U.S. dollars, except share and per share data)

1.	Basis of Presentation

The unaudited condensed consolidated pro forma financial information gives effect to the Amalgamation as if it had occurred at June 30, 2009 for the purposes of the unaudited condensed consolidated pro forma balance sheet and at January 1, 2008 for the purposes of the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2008 and six months ended June 30, 2009. The unaudited condensed consolidated pro forma financial information has been prepared by Validus’ management, after discussion with IPC’s management, and is based on Validus’ historical consolidated financial statements and IPC’s historical consolidated financial statements. Certain amounts from IPC’s historical consolidated financial statements have been reclassified to conform to the Validus presentation.

This unaudited condensed consolidated pro forma financial information is prepared in conformity with US GAAP. The unaudited condensed consolidated pro forma balance sheet as of June 30, 2009 and the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2008 and the six months ended June 30, 2009 have been prepared using the following information:

(a) Audited historical consolidated financial statements of Validus as of December 31, 2008 and for the year ended December 31, 2008;

(b) Audited historical consolidated financial statements of IPC as of December 31, 2008 and for the year ended December 31, 2008;

(c) Unaudited historical consolidated financial data of Validus as of June 30, 2009 and for the six months ended June 30, 2009;

(d) Unaudited historical consolidated financial data of IPC as of June 30, 2009 and for the six months ended June 30, 2009; and

(e) Such other known supplementary information as considered necessary to reflect the Amalgamation in the unaudited condensed consolidated pro forma financial information.

The pro forma adjustments reflecting the Amalgamation under the purchase method of accounting are based on certain estimates and assumptions. The unaudited condensed consolidated pro forma adjustments may be revised as additional information becomes available. The actual adjustments upon consummation of the Amalgamation and the allocation of the final purchase price of IPC will depend on a number of factors, including additional financial information available at such time, changes in values and changes in IPC’s operating results between the date of preparation of this unaudited condensed consolidated pro forma financial information and the effective date of the Amalgamation. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. Validus’ management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated based on information available to Validus at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited condensed consolidated pro forma financial information.

The unaudited condensed consolidated pro forma financial information does not include any financial benefits, revenue enhancements or operating expense efficiencies arising from the Amalgamation. In addition, the unaudited condensed consolidated pro forma financial information does not include any additional expenses that may result from the Amalgamation. Estimated costs of the transaction as well as the benefit of the negative goodwill have been reflected in the unaudited condensed consolidated pro forma balance sheets, but have not been included on the pro forma income statement due to their non-recurring nature.

The unaudited condensed consolidated pro forma financial information is not intended to reflect the results of operations or the financial position that would have resulted had the Amalgamation been effected on

Validus Holdings, Ltd.

Notes To Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) — (Continued)
(Expressed in thousands of U.S. dollars, except share and per share data)

the dates indicated and if the companies had been managed as one entity. The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Validus 10-Q, the Validus 10-K, the IPC 10-Q and the IPC 10-K, as filed with the SEC.

2.	Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (the “FASB”) issued Statement No. 141(R), “Business Combinations” (“FAS 141(R)”) and No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51” (“FAS 160”) which are effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. On April 1, 2009 the FASB finalized and issued FSP FAS 141(R)-1 which amended and clarified FAS 141 (R) and is effective for business combinations whose acquisition date is on or after January 1, 2009.

FSP FAS 141(R)-1 has amended FAS 141(R)’s guidance on the initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets acquired and liabilities assumed in a business combination that arise from contingencies.

Significant changes arising from FAS 141 (R) and FSP FAS 141(R)-1 which will impact any future acquisitions include the determination of the purchase price and treatment of transaction expenses, restructuring charges and negative goodwill as follows:

•	Purchase Price — Under FAS 141(R), the purchase price is determined as of the acquisition date, which is the date that the acquirer obtains control. Previously, the date the business combination was announced was used as the effective date in determining the purchase price;

•	Transactions Expenses — Under FAS 141(R), all costs associated with purchase transactions must be expensed as incurred. Previously, all such costs could be capitalized and included as part of transaction purchase price, adding to the amount of goodwill recognized;

•	Restructuring Costs — Under FAS 141(R), expected restructuring costs are not recorded at the closing date, but rather after the transaction. The only costs to be included as a liability at the closing date are those for which an acquirer is obligated at the time of the closing. Previously, restructuring costs that were planned to occur after the closing of the transaction were recognized and recorded at the closing date as a liability;

•	Negative Goodwill/Bargain Purchases — Under FAS 141(R), where total fair value of net assets acquired exceeds consideration paid (creating “negative goodwill”), the acquirer will record a gain as a result of the bargain purchase, to be recognized through the income statement at the close of the transaction. Previously, negative goodwill was recognized as a pro rata reduction of the assets assumed to allow the net assets acquired to equal the consideration paid; and

•	Noncontrolling Interests — Under FAS 141(R), in a partial or step acquisition where control is obtained, 100% of goodwill and identifiable net assets are recognized at fair value and the noncontrolling (sometimes called minority interest) interest is also recorded at fair value. Previously, in a partial acquisition only the controlling interest’s share of goodwill was recognized, the controlling interest’s share of identifiable net assets was recognized at fair value and the noncontrolling interest’s share of identifiable net assets was recognized at carrying value. Under FAS 160, a noncontrolling interest is now recognized in the equity section, presented separately from the controlling interest’s equity. Previously, noncontrolling interest in general was recorded in the mezzanine section.

Validus Holdings, Ltd.

Notes To Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) — (Continued)
(Expressed in thousands of U.S. dollars, except share and per share data)

3.	Purchase Adjustments

On July 9, 2009, Validus and IPC signed an agreement providing for the amalgamation of Validus and IPC. Pursuant to the amalgamation, IPC shareholders will receive $7.50 in cash and 0.9727 common shares, par value $0.175 per share, of Validus (“Validus Shares”) for each common share, par value $0.01 per share, of IPC (an “IPC Share”).

In connection with the Amalgamation, transaction costs currently estimated at $65,002 will be incurred and expensed. Of this amount, $24,851 relates to Validus expenses and $40,151 relates to IPC expenses. In addition, in connection with the Amalgamation, the $50,000 termination fee (the “Max Termination Fee”) under the Agreement and Plan of Amalgamation among Max Capital Group Ltd., IPC and IPC Limited has been incurred and expensed. Approximately $36,302 of the estimated $65,002 total transaction costs have been incurred and expensed by Validus and IPC in the six months ended June 30, 2009.

As discussed above, these pro forma purchase adjustments are based on certain estimates and assumptions made as of the date of the unaudited condensed consolidated pro forma financial information. The actual adjustments will depend on a number of factors, including changes in the estimated fair value of net balance sheet assets and operating results of IPC between June 30, 2009 and the effective date of the Amalgamation. Validus expects to make such adjustments at the effective date of the Amalgamation. These adjustments are likely to be different from the adjustments made to prepare the unaudited condensed consolidated pro forma financial information and such differences may be material.

The share prices for both Validus and IPC used in determining the preliminary estimated purchase price are based on the closing share prices on July 27, 2009. The preliminary total purchase price is calculated as follows:

Calculation of Total Purchase Price
IPC Shares outstanding as of June 30, 2009	56,074,390
IPC Shares issued pursuant to option exercises	4,541
IPC Shares issued following vesting of restricted shares, RSUs and PSUs	457,964

Total IPC Shares and share equivalents prior to transaction	56,536,895
Exchange ratio	0.9727

Total Validus Shares to be issued	54,993,438
Validus closing share price on July 27, 2009	$23.16

Total value of Validus Shares to be issued	$1,273,648

Total cash consideration paid at $7.50 per IPC share	$424,027

Total purchase price	$1,697,675

The allocation of the purchase price is as follows:

Allocation of Purchase Price
IPC shareholders’ equity(b)	$2,014,218
Total purchase price(a)	$1,697,675

Negative goodwill (a − b)	$316,543

(a)	In connection with the Amalgamation, 54,993,438 Validus Shares are expected to be issued in exchange for all of IPC’s common shares, common shares issued pursuant to option exercises, and common shares issued following vesting of restricted shares, restricted share units and performance share units resulting in

Validus Holdings, Ltd.

Notes To Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) — (Continued)
(Expressed in thousands of U.S. dollars, except share and per share data)

additional share capital of $9,624 and Additional Paid-In Capital of $1,264,024. In addition, cash consideration of $7.50 per IPC share, or $424,027 in total, is expected to be paid to IPC shareholders.

(b)	It is expected that total transaction costs currently estimated at $65,002 and the Max Termination Fee of $50,000 will be incurred and expensed by the consolidated entity. Based on an expected investment return of 3.75% per annum, investment income of $20,203 would have been foregone during the year end December 31, 2008 had these payments of $539,029 been made.

Approximately $36,302 of the estimated $65,002 total transaction costs have been incurred and expensed by Validus and IPC in the six months ended June 30, 2009. These expenses have been eliminated from the unaudited condensed consolidated pro forma results of operations for the six months ended June 30, 2009. In addition, an adjustment of $78,700 was recorded to cash and to retained earnings as at June 30, 2009 to reflect the remaining transaction costs and Max Termination Fee. Based on an expected investment return of 3.14% per annum, investment income of $7,893 would have been foregone during the six months ended June 30, 2009 had these remaining payments of $502,727 been made.

(c)	Employees of IPC hold 522,000 options to purchase IPC Shares. These options would vest upon a change in control, and would be exercisable. The exercise price range of these options is from $13 to $49, with a weighted average of $34.40. It is expected that 4,541 net shares would be issued upon exercise of these options.

(d)	Elimination of IPC’s Common Shares of $562, Additional Paid in Capital of $1,093,965, Accumulated Other Comprehensive Loss of $173 and Retained Earnings of $919,864.

(e)	A related party balance of $265 for the six months ended June 30, 2009 and $251 for the year ended December 31, 2008 representing reinsurance ceded to IPC by Validus was eliminated from gross premiums written and reinsurance ceded. Corresponding prepaid reinsurance premiums and unearned premiums of $133 and premiums receivable and reinsurance balances payable of $133 have been eliminated from the pro forma balance sheet.

(f)	The carrying value of assets and liabilities in IPC’s financial statements are considered to be a proxy for fair value of those assets and liabilities, with the difference between the net assets and the total purchase price considered to be negative goodwill. In December 2007, the FASB issued Statement No. 141(R), Business Combinations (“FAS 141(R)”) This Statement defines a bargain purchase as a business combination in which the total acquisition-date fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred plus any noncontrolling interest in the acquiree, and it requires the acquirer to recognize that excess in earnings as a gain attributable to the acquirer. Negative goodwill of $316,543 has been recorded as a credit to retained earnings as upon completion of the Amalgamation negative goodwill will be treated as a gain in the consolidated statement of operations.

(g)	On November 15, 2008, IPC’s 9,000,000 Series A Mandatory Convertible preferred shares automatically converted pursuant to their terms into 9,129,600 common shares. Therefore, dividends of $14,939 on these preferred shares of IPC have been eliminated from the unaudited pro forma results of operations for the year ended December 31, 2008.

(h)	The share prices of both Validus and IPC used in preparing these unaudited condensed consolidated pro forma financial statements are based on the closing share prices on July 27, 2009, and were $23.16 and $29.26, respectively. As of August 11, 2009, the share prices were $24.09 and $30.40, respectively. The effect of using the August 11, 2009 closing share price in preparation of these unaudited condensed consolidated pro forma financial statements would have resulted in entries to additional paid in capital of $51,150 and to cash of $2 reflecting additional purchase price, and an offsetting entry to retained earnings of $51,152 reflecting reduced negative goodwill. Using August 11, 2009 share prices would have had no material effect on calculation of book value per share, diluted book value per share, basic earnings per share and diluted earnings per share.

Validus Holdings, Ltd.

Notes To Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) — (Continued)
(Expressed in thousands of U.S. dollars, except share and per share data)

4.	Adjustments to cash and cash equivalents

The Amalgamation will result in the payment of cash and cash equivalents by IPC of $69,700 and by Validus of $433,027.

The unaudited condensed consolidated pro forma statements of operations reflect the impact of these reductions in cash and cash equivalents. Actual transaction costs may vary from such estimates which are based on the best information available at the time the unaudited condensed consolidated pro forma financial information was prepared.

For purposes of presentation in the unaudited condensed consolidated pro forma financial information, the sources and uses of funds of the Amalgamation are as follows:

Sources of funds
IPC cash and cash equivalents	$69,700
Validus cash and cash equivalents	433,027

Total	$502,727

Uses of funds
Cash consideration for IPC shares	$424,027
IPC transaction costs	19,700
Validus transaction costs	9,000
Max Termination Fee	50,000

Total	$502,727

Validus Holdings, Ltd.

Notes To Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) — (Continued)
(Expressed in thousands of U.S. dollars, except share and per share data)

5.	Gross Premiums Written

The following table sets forth the gross premiums written for the year ended December 31, 2008 by Validus, IPC and pro forma combined:

	Validus	IPC(a)	Purchase Adjustments	Combined

Validus Re
Property Cat XOL(b)	$328,216	$333,749	$—	$661,965
Property Per Risk XOL	54,056	10,666	—	64,722
Property Proportional(c)	110,695	—	—	110,695
Marine	117,744	—	—	117,744
Aerospace	39,323	18,125	(151)	57,297
Life and A&H	1,009	—	—	1,009
Financial Institutions	4,125	—	—	4,125
Other	—	8,318	(100)	8,218
Terrorism	25,502	—	—	25,502
Workers’ Comp	7,101	—	—	7,101

Total Validus Re Segment	687,771	370,858	(251)	1,058,378

Talbot
Property	152,143	—	—	152,143
Marine	287,694	—	—	287,694
Aviation & Other	40,028	—	—	40,028
Accident & Health	18,314	—	—	18,314
Financial Institutions	42,263	—	—	42,263
War	128,693	—	—	128,693
Contingency	22,924	—	—	22,924
Bloodstock	16,937	—	—	16,937

Total Talbot Segment	708,996	—	—	708,996

Intersegment revenue
Property	(21,724)	—	—	(21,724)
Marine	(8,543)	—	—	(8,543)
Specialty	(4,016)	—	—	(4,016)

Total Intersegment Revenue Eliminated	(34,283)	—	—	(34,283)

Adjustments for reinstatement premium	—	32,537	—	32,537

Total	$1,362,484	$403,395	$(251)	$1,765,628

Validus Holdings, Ltd.

Notes To Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) — (Continued)
(Expressed in thousands of U.S. dollars, except share and per share data)

The following table sets forth the gross premiums written for the six months ended June 30, 2009 by Validus, IPC and pro forma combined:

	Validus	IPC(a)	Purchase Adjustments	Combined

Validus Re
Property Cat XOL(b)	$325,365	$314,707	$—	$640,072
Property Per Risk XOL	20,434	9,901	—	30,335
Property Proportional(c)	72,765	—	—	72,765
Marine	125,505	—	—	125,505
Aerospace	20,021	9,468	(156)	29,333
Life and A&H	2,103	—	—	2,103
Financial Institutions	2,381	—	—	2,381
Other	—	16,801	(109)	16,692
Agriculture	5,823	—	—	5,823
Nuclear	3,872	—	—	3,872
Terrorism	25,836	—	—	25,836
Workers’ Comp	5,581	—	—	5,581

Total Validus Re Segment	609,686	350,877	(265)	960,298

Talbot
Property	139,495	—	—	139,495
Marine	175,067	—	—	175,067
Aviation & Other	27,153	—	—	27,153
Accident & Health	9,931	—	—	9,931
Financial Institutions	17,735	—	—	17,735
War	76,220	—	—	76,220
Contingency	11,600	—	—	11,600
Bloodstock	5,832	—	—	5,832

Total Talbot Segment	463,033	—	—	463,033

Intersegment revenue
Property	(20,333)	—	—	(20,333)
Marine	(10,041)	—	—	(10,041)
Specialty	(7,421)	—	—	(7,421)

Total Intersegment Revenue Eliminated	(37,795)	—	—	(37,795)

Adjustments for reinstatement premium	—	11,282	—	11,282

Total	$1,034,924	$362,159	$(265)	$1,396,818

(a)	For IPC, this includes annual (deposit) and adjustment premiums. Excludes reinstatement premiums of $32,537 for the year ended December 31, 2008 and $11,282 for the six months ended June 30, 2009 which are not classified by class of business by IPC.

Validus Holdings, Ltd.

Notes To Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) — (Continued)
(Expressed in thousands of U.S. dollars, except share and per share data)

(b)	For Validus, Cat XOL is comprised of Catastrophe XOL, Aggregate XOL, RPP, Per Event XOL, Second Event and Third Event covers. For IPC, this includes Catastrophe XOL and Retrocessional.

(c)	Proportional is comprised of Quota Share and Surplus Share.

6.	Selected Ratios

Selected ratios of Validus, IPC and pro forma combined are as follows:

	Year Ended			Six Months Ended
	December 31, 2008			June 30, 2009
			Pro forma			Pro forma
	Validus	IPC	combined	Validus	IPC	combined

Losses and loss expense ratios	61.5%	40.2%	56.4%	39.7%	15.7%	34.1%
Policy acquisition costs ratios	18.7	9.4	16.5	19.5	10.1	17.3
General and administrative cost ratios	12.0	6.8	10.8	14.3	12.8	13.9

Combined ratio	92.2%	56.4%	83.7%	73.5%	38.6%	65.3%

(a)	Factors affecting the losses and loss expense ratio for the year ended December 31, 2008

Validus’ losses and loss expense ratio, which is defined as losses and loss expenses divided by net premiums earned, for the year ended December 31, 2008 was 61.5%. During the year ended December 31, 2008, the frequency and severity of worldwide losses that materially affected Validus’ losses and loss expense ratio increased. During the year ended December 31, 2008, Validus incurred $260,567 and $22,141 of loss expense attributable to Hurricanes Ike and Gustav, which represent 20.7 and 1.8 percentage points of the losses and loss expense ratio, respectively. Other notable loss events added $45,895 of 2008 loss expense or 3.7 percentage points of the losses and loss expense ratio bringing the total effect of aforementioned events on the 2008 losses and loss expense ratio to 26.2 percentage points. Favorable loss development on prior years totaled $69,702. Favorable loss reserve development benefited Validus’ losses and loss expense ratio for the year ended December 31, 2008 by 5.5 percentage points.

IPC’s losses and loss expense ratio, which is defined as losses and loss expenses divided by net premiums earned, for the year ended December 31, 2008 was 40.2%. IPC incurred net losses and loss adjustment expenses of $155,632 for the year ended December 31, 2008. Total net losses for the year ended December 31, 2008 relating to the current year were $206,578, while reductions to estimates of ultimate net loss for prior year events were $50,946. During 2008, IPC’s incurred losses included: $23,012 from the Alon Refinery explosion in Texas, a storm that affected Queensland, Australia, and Windstorm Emma that affected parts of Europe, which all occurred in the first quarter of 2008; $10,500 from the flooding in Iowa in June and tornadoes that affected the mid-west United States in May 2008; together with $160,000 from Hurricane Ike and $7,600 from Hurricane Gustav, which both occurred in September 2008. The impact on IPC’s 2008 losses and loss expense ratio from these events was 51.9 percentage points. The losses from these events were partly offset by reductions to IPC’s estimates of ultimate loss for a number of prior year events, including $11,000 for Hurricane Katrina, $18,609 for the storm and flooding that affected New South Wales, Australia in 2007 and $22,871 for the floods that affected parts of the U.K. in June and July 2007. The cumulative $52,480 of favorable loss reserve development benefited the IPC’s losses and loss expense ratio for the year ended December 31, 2008 by 13.5 percentage points.

(b)	Factors affecting the losses and loss expense ratio for the six months ended June 30, 2009

Validus’ losses and loss expense ratio, which is defined as losses and loss expenses divided by net premiums earned, for the six months ended June 30, 2009, was 39.7%. During the six months ended June 30, 2009, Validus incurred $12,007 from Winter Storm Klaus, $5,274 from the Australian bushfires, $11,015

Validus Holdings, Ltd.

Notes To Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) — (Continued)
(Expressed in thousands of U.S. dollars, except share and per share data)

from the Air France Airbus crash and $1,518 from an earthquake in Italy. Favorable loss development on prior years totaled $21,304. Favorable loss reserve development benefited Validus’ losses and loss expense ratio for the six months ended June 30, 2009 by 3.3 percentage points.

IPC’s losses and loss expense ratio, which is defined as losses and loss expenses dividend by net premiums earned, for the six months ended June 30, 2009 was 15.7%. In the six months ended June 30, 2009, IPC’s incurred net losses and loss adjustment expenses were $30,692. Net incurred losses in the first six months of 2009 included $15,000 from Winter Storm Klaus that affected southern France, $10,010 from the bushfires in south eastern Australia, $9,068 from the Air France Airbus crash and $2,000 from an earthquake in Italy. These losses were offset by reductions to our estimates of ultimate losses for prior year events, predominantly in 2008, totaling $5,501.

(c)	Approximately $15,851 and $20,451 of transaction costs have been incurred and expensed in the six months ended June 30, 2009 by Validus and IPC, respectively. These costs have been excluded from the calculations of the general and administrative cost ratios and the combined ratios due to their non-recurring nature.

7.	Earnings per Common Share

(a) Pro forma earnings per common share for the year ended December 31, 2008 and the six months ended June 30, 2009 have been calculated based on the estimated weighted average number of common shares outstanding on a pro forma basis, as described in 7(b) below. The historical weighted average number of common shares outstanding of Validus was 74,677,903 and 75,819,413 basic and diluted, respectively, for the year ended December 31, 2008 and 75,941,308 and 79,022,355 basic and diluted, respectively, for the six months ended June 30, 2009.

(b) The pro forma weighted average number of common shares outstanding for the year ended December 31, 2008 and six months ended June 30, 2009, after giving effect to the exchange of shares as if the shares issued pursuant to the Amalgamation had been issued and outstanding for the whole year, is 129,104,189 and 130,779,979, basic and diluted, and 130,493,701 and 134,020,209, basic and diluted, respectively.

(c) In the basic earnings per share calculation, dividends and distributions declared on warrants are deducted from net income. In calculating diluted earnings per share, we consider the application of the treasury stock method and the two-class method and which ever is more dilutive is included into the calculation of diluted earnings per share.

The following table sets forth the computation of basic and diluted earnings per share for the six months ended June 30, 2009:

	Historical
	Validus	Pro Forma
	Holdings	Consolidated

Net income	$232,470	$443,006
Net income available to common shareholders	$229,144	$439,680

Weighted average shares — basic ordinary shares outstanding	75,941,308	130,493,701
Share Equivalents	—	—
Warrants	2,056,733	2,056,733
Restricted Shares	690,359	1,135,820
Options	333,955	333,955

Weighted average shares — diluted	79,022,355	134,020,209

Basic earnings per share	$3.02	$3.37

Diluted earnings per share	$2.94	$3.31

Validus Holdings, Ltd.

Notes To Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) — (Continued)
(Expressed in thousands of U.S. dollars, except share and per share data)

The following table sets forth the computation of basic and diluted earnings per share for the year ended December 31, 2008:

	Historical
	Validus	Pro Forma
	Holdings	Consolidated

Net income	$53,111	$123,355
Net income available to common shareholders	$46,164	$116,408

Weighted average shares — basic ordinary shares outstanding	74,677,903	129,104,189
Share equivalents
Warrants	—	—
Restricted Shares	1,004,809	1,539,089
Options	136,701	136,701

Weighted average shares — diluted	75,819,413	130,779,979

Basic earnings per share	$0.62	$0.90

Diluted earnings per share	$0.61	$0.89

8.	Book Value per Share

Validus calculates diluted book value per share using the “as-if-converted” method, where all proceeds received upon exercise of warrants and stock options would be retained by Validus and the resulting common shares from exercise remain outstanding. In its public records, IPC calculates diluted book value per share using the “treasury stock” method, where proceeds received upon exercise of warrants and stock options would be used by IPC to repurchase shares from the market, with the net common shares from exercise remaining outstanding. Accordingly, for the purposes of the Pro Forma Condensed Consolidated Financial Statements and notes thereto, IPC’s diluted book value per share has been recalculated based on the “as-if-converted” method to be consistent with Validus’ calculation.

Validus Holdings, Ltd.

Notes To Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) — (Continued)
(Expressed in thousands of U.S. dollars, except share and per share data)

The following table sets forth the computation of book value and diluted book value per share adjusted for the Amalgamation as of June 30, 2009:

	Historical
	Validus	Pro Forma
	Holdings	Consolidated

Book value per common share calculation
Total shareholders’ equity	$2,151,969	$3,663,460
Shares	76,151,473	130,703,866

Book value per common share	$28.26	$28.03

Diluted book value per common share calculation
Total Shareholders’ equity	$2,151,969	$3,663,460
Proceeds of assumed exercise of outstanding warrants	$139,576	$139,576
Proceeds of assumed exercise of outstanding stock options	$50,904	$68,644
Unvested restricted shares	—	—

	$2,342,449	$3,871,680

Shares	76,151,473	130,703,866
Warrants	7,952,138	7,952,138
Options	2,793,402	3,289,479
Unvested restricted shares	2,928,813	3,374,274

	89,825,826	145,319,757

Diluted book value per common share	$26.08	$26.64

9.	Capitalization

The following table sets forth the computation of debt to total capitalization and debt (excluding debentures payable) to total capitalization at June 30, 2009, adjusted for the Amalgamation:

	Historical
	Validus	Pro Forma
	Holdings	Consolidated
Total debt
Borrowings drawn under credit facility	$—	$—
Debentures payable	304,300	304,300

Total debt	$304,300	$304,300

Total capitalization
Total shareholders’ equity	$2,151,969	$3,663,460
Borrowings drawn under credit facility	—	—
Debentures payable	304,300	304,300

Total capitalization	$2,456,269	$3,967,760

Total debt to total capitalization	12.4%	7.7%
Debt (excluding debentures payable) to total capitalization	0.0%	0.0%